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                                  EXHIBIT 11.1

                       INVIVO CORPORATION AND SUBSIDIARIES

                STATEMENT OF COMPUTATION OF NET INCOME PER SHARE


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
                                                THREE MONTHS ENDED              NINE MONTHS ENDED
                                                     MARCH 31,                       MARCH 31,
                                            --------------------------      --------------------------
                                               2001            2000            2001            2000
                                            ----------      ----------      ----------      ----------
BASIC:
   Weighted average common
    shares outstanding                       4,410,438       4,362,999       4,394,965       4,317,588
                                            ==========      ==========      ==========      ==========
   Net Income                               $  484,900      $1,162,600       2,210,200       3,532,200
                                            ==========      ==========      ==========      ==========
   Basic net income per common share        $     0.11      $     0.27            0.50            0.82
                                            ==========      ==========      ==========      ==========

DILUTED:

   Weighted average common
    shares outstanding (basic)               4,410,438       4,362,999       4,394,965       4,317,588

   Dilutive stock options                       52,716         134,406          80,692         189,109
                                            ----------      ----------      ----------      ----------

   Weighted average common
    shares outstanding (diluted)             4,463,154       4,497,405       4,475,657       4,506,697
                                            ==========      ==========      ==========      ==========

   Net Income                               $  484,900      $1,162,600       2,210,200       3,532,200
                                            ==========      ==========      ==========      ==========

   Diluted net income per common share      $     0.11      $     0.26            0.49            0.78
                                            ==========      ==========      ==========      ==========
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